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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Commercial National Financial Corporation on Form S-3, of our report dated February 4, 1999 on the consolidated financial statements of Commercial National Financial Corporation, which report is included in the 1998 Annual Report on Form 10-K of Commercial National Financial Corporation.


                                        CROWE, CHIZEK AND COMPANY LLP
                                        Crowe, Chizek and Company LLP



South Bend, Indiana
June 23, 1999